United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: May 17, 2015
Commission File Number 1-7107
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LOUISIANA-PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)
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DELAWARE	1-7107	93-0609074
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)
414 Union Street, Suite 2000, Nashville, TN 37219
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (615) 986-5600
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Œ	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Œ	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Œ	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Œ	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On June 17, 2015, the Board of Directors of Louisiana-Pacific Corporation (the “Company”) authorized the Company to enter into a Separation Agreement with Jeffrey N. Wagner in connection with Mr. Wagner's retirement, effective July 1, 2015, from his position as Executive Vice President, Growth and Innovation of the Company.  Thereafter, the Company and Mr. Wagner entered into a Separation Agreement, dated as of June 17, 2015, which provides for Mr. Wagner to receive the following compensation and benefits following his retirement:  a cash amount equal to 18 months base salary; a potential amount on account of the annual incentive opportunity previously granted to him in relation to 2015, as prorated to reflect the period of his service during 2015; continued vesting of his restricted stock awards outstanding at the time of his retirement in accordance with their existing vesting schedules; an amount equal to 18 months of health insurance premiums; and up to 12 months of outplacement services, financial planning services for the remainder of 2015 and tax return preparation services for 2015.  The Separation Agreement also provides that Mr. Wagner can neither become employed by an Oriented Strand Board manufacturer or solicit Company employees for employment for twelve (12) months.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

By:	/s/ SALLIE B. BAILEY
Sallie B. Bailey
Executive Vice President and Chief
Financial Officer
(Principal Financial Officer)
Date: May 19, 2015